SPECIAL POWER OF ATTORNEY

We, Karen F. Cox of City of Danville, County of Boyle, State of Kentucky, and Walter C. Zable of City of Del Mar, County of San Diego, State of California, as co-trustees of all the Zable trusts listed below (the "Trusts"), hereby appoint JAMES R. EDWARDS (Vice President, General Counsel and Secretary of Cubic Corporation), of 9333 Balboa Avenue, San Diego, CA 92123, County of San Diego, as the attorney-in-fact for such trusts jointly and individually, to act in that capacity to do any and all of the following.

        Apply for an access code for the Trusts as a Section 16 filer to become an EDGAR filer.

        Complete, execute and submit any and all SEC Forms 3, 4 and 5, concerning beneficial ownership of securities required to be filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 as if such acts were performed by the trustees.

        Perform all other acts and do all other things necessary to be done in regard to such powers as fully as the trustees could do if personally present.

We further grant to the attorney-in-fact full authority to act in any manner, both proper and necessary to the exercise of the foregoing powers, and to ratify every act that he may lawfully perform in exercising those powers.

The rights, powers, and authority of the attorney-in-fact to exercise any and all of the rights and powers herein granted shall commence and be in full force and effect on the 2nd day of July, 2012, and shall remain in full force and effect until terminated by written notice.

Dated:  July 2, 2012
/s/ Karen F. Cox
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Karen F. Cox

/s/Walter C. Zable
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Walter C. Zable



Zable Trusts

Zable QTIP Marital Trust Dated 9/18/78 as Amended and Restated in its Entirety on 6/14/06 and Amended on 6/12/07 ("Zable QTIP Marital Trust")

The Survivor's Trust Created Under the Zable Trust Dated 9/18/1978 as Amended & Restated 6/14/06 & As Further Amended ("Survivor's Trusts")

Walter J. Zable Special Trust Dated May 6, 2003 ("Special Trusts")

Zable Reverse QTIP marital Trust Dated 9/18/78 as Amended & Restated in its Entirety on 6/14/06 & Amended on 6/12/07 (("Zable Reverse QTIP Marital Trust")

Zable Non-QTIP Marital Trust Dated 9/18/78 as Amended & Restated in its Entirety on 6/14/06 & Amended on 6/12/07 ("Zable Non QTIP Marital Trust")

Zable Trust Dated September 18, 1978